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                                                Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-112367

         PROSPECTUS SUPPLEMENT TO THE PROSPECTUS DATED FEBRUARY 6, 2004 AND THE PROSPECTUS SUPPLEMENT DATED FEBRUARY 6, 2004 -- NO. 440

[GOLDMAN SACHS LOGO]
                         THE GOLDMAN SACHS GROUP, INC.
                          Medium-Term Notes, Series B
                           -------------------------

                        Exchangeable Basket-Linked Notes
                           -------------------------

                                 GENERAL TERMS

     Goldman Sachs may offer and sell exchangeable basket-linked notes from time to time. This prospectus supplement describes terms that will apply generally to the exchangeable basket-linked notes, including any note you purchase. A separate pricing supplement will describe terms that apply specifically to your note, including any changes to the terms specified below.

     The general terms of the notes are described beginning on page S-8 and include the following:

ISSUER: The Goldman Sachs Group, Inc.

BASKET STOCKS: the common stocks of the basket stock issuers specified in the relevant pricing supplement

RELATIVE WEIGHTING: the relative weight for each basket stock will be specified in the relevant pricing supplement

INTEREST RATE (COUPON): if an exchangeable basket-linked note bears interest, the interest rate will be specified in the relevant pricing supplement

PRINCIPAL AMOUNT: on the stated maturity date, Goldman Sachs will pay the holder of an exchangeable basket-linked note cash equal to the principal amount specified in the relevant pricing supplement, unless the holder exercises the exchange right, Goldman Sachs exercises the call right or an automatic exchange occurs; the specified principal amount will equal a percentage, which may be less than 100%, of the outstanding face amount

EXCHANGE RIGHT: the holder may elect to exchange an exchangeable basket-linked note, in whole or in part at any time, for the basket stocks at the exchange rate specified in the relevant pricing supplement times the applicable reference amount (the number of shares of the basket stock included in the basket) for each basket stock, provided that Goldman Sachs may pay the holder the cash value of that stock instead of delivering that stock

EXCHANGE RATE: as specified in the relevant pricing supplement

CALL RIGHT: Goldman Sachs may redeem an exchangeable basket-linked note in whole, but not in part, after the date specified in the relevant pricing supplement, at the amount specified in the relevant pricing supplement plus accrued interest, if any, to the redemption date, provided, however, that the holder will be entitled to the benefit, if any, of an automatic exchange

BUSINESS DAY: as described on page S-23

TRADING DAY: as described on page S-23

CALCULATION AGENT: Goldman, Sachs & Co.

                           -------------------------

     See "Additional Risk Factors Specific to Your Note" beginning on page S-3 to read about investment risks relating to the exchangeable basket-linked notes.
                           -------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           -------------------------

     Goldman Sachs may use this prospectus supplement in the initial sale of an exchangeable basket-linked note. In addition, Goldman, Sachs & Co. or any other affiliate of Goldman Sachs may use this prospectus supplement in a market-making transaction in an exchangeable basket-linked note after its initial sale. UNLESS GOLDMAN SACHS OR ITS AGENT INFORMS THE PURCHASER OTHERWISE IN THE CONFIRMATION OF SALE, THIS PROSPECTUS SUPPLEMENT IS BEING USED IN A MARKET-MAKING TRANSACTION.

                              GOLDMAN, SACHS & CO.
                           -------------------------

                 Prospectus Supplement dated October 20, 2004.
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     In this prospectus supplement, when we refer to a "note", including your note, we mean an exchangeable basket-linked note unless the context requires otherwise. Also, references to the "accompanying prospectus" mean the accompanying prospectus dated February 6, 2004, as supplemented by the accompanying prospectus supplement dated February 6, 2004, of The Goldman Sachs Group, Inc. References to the "relevant pricing supplement" mean the pricing supplement that describes the specific terms of your note.

                         THE NOTES ARE PART OF A SERIES

      The exchangeable basket-linked notes, including your note, are part of a series of debt securities, entitled "Medium-Term Notes, Series B", that we may issue under our indenture from time to time. The exchangeable basket-linked notes, including your note, are "indexed debt securities", as defined in the accompanying prospectus. This prospectus supplement summarizes financial and other terms that apply generally to the exchangeable basket-linked notes, including your note. We describe terms that apply generally to all Series B medium-term notes in "Description of Notes We May Offer" and "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

                             SPECIFIC TERMS WILL BE
                        DESCRIBED IN PRICING SUPPLEMENTS

      The specific terms of your note will be described in the relevant pricing supplement accompanying this prospectus supplement. The terms described there supplement those described here and in the accompanying prospectus. If the terms described in the relevant pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the relevant pricing supplement are controlling.

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                 ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTE

     An investment in your note is subject to the risks described below, as well as the risks described under "Considerations Relating to Indexed Securities" in the accompanying prospectus. Your note is a riskier investment than ordinary debt securities. Also, your note is not equivalent to investing directly in the stock to which your note is indexed. You should carefully consider whether the exchangeable basket-linked notes are suited to your particular circumstances.

               YOU MAY LOSE SOME OF THE FACE AMOUNT OF YOUR NOTE

      The principal amount of your note on the stated maturity date will equal the outstanding face amount multiplied by a percentage specified in the relevant pricing supplement. That percentage may be less than 100%. If it is and you hold the note until the stated maturity date, you will receive less than the outstanding face amount of your note, unless the following two conditions are met: first, an automatic exchange occurs and, second, the value of the basket stocks to be exchanged equals or exceeds the outstanding face amount. For these conditions to be met, the value of the basket stocks, as calculated on the determination date, must be high enough so that you will receive more in respect of an exchange of the note, at the applicable exchange rate, than in respect of principal plus accrued interest, if any, so that the amount you receive is at least equal to the outstanding face amount. As a result, for you to receive an amount that equals or exceeds the outstanding face amount of your note on the stated maturity date, the value of the basket stocks, as calculated on the determination date, must be significantly higher than it is on the day you purchase your note; we will indicate how much higher the value of the basket stocks must be in the relevant pricing supplement. In addition, because the payment amount on your note will be determined on the determination date, in the event we deliver basket stocks rather than cash, the share price of the basket stocks may be subject to price movement in the period between the determination date and the stated maturity date. The longer the period of time between those two dates, the more the basket stocks we deliver to you on the stated maturity date may be subject to price fluctuation.

      If you hold the note until the stated maturity date, the amount you will receive will not be affected by how high the market price of the basket stocks may be during any period before the determination date (or before any relevant pricing period), but will not be less than the percentage of the face amount specified in the relevant pricing supplement.

                      YOUR NOTE MAY BEAR INTEREST AT A LOW
                     RATE OR IT MAY BEAR NO INTEREST AT ALL

      The relevant pricing supplement will state whether your note bears interest. If your note does bear interest, it may do so at a rate that is below the prevailing market rate for our debt securities that are not indexed to stock. Consequently, unless an automatic exchange occurs and the amount payable on your note on the stated maturity date substantially exceeds the amount you paid for your note, the overall return you earn on your note could be less than you would have earned by investing in a non-indexed debt security that bears interest at the prevailing market rate.

    THE LOWER PERFORMANCE OF ONE OR MORE OF THE BASKET STOCKS MAY OFFSET AN
                      INCREASE IN THE OTHER BASKET STOCKS

      The basket will be composed of two or more different basket stocks, which will be specified in the relevant pricing supplement. Declines in the market price of one or more basket stocks may offset increases in the market prices of the other basket stocks. In addition, if the initial weights of the basket stocks are different, declines in the market

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price of a more heavily weighted basket stock may offset increases in the market prices of the other basket stocks. As a result, the return on the basket -- and thus on your note, excluding interest (if any) -- may be zero, even though some of the basket stocks may have positive returns.

                      THE MARKET PRICE OF YOUR NOTE MAY BE
                    INFLUENCED BY MANY UNPREDICTABLE FACTORS

      The following factors, many of which are beyond our control, will influence the value of your note:

- the basket level, which depends on the market value of the basket stocks;

- the correlation of price movements among the basket stocks;

- the volatility -- i.e., the frequency and magnitude of changes in the level of the basket;

- the dividend rates on the basket stocks;

- economic, financial, regulatory, political, military and other events that affect stock markets generally and the market segment of which the basket stocks are a part, and which may affect the level of the basket;

- interest and yield rates in the market;

- the time remaining until your note matures; and

- our creditworthiness.

These factors will influence the price you will receive if you sell your note before maturity. If you sell your note prior to maturity, you may receive less than the outstanding face amount of your note. You cannot predict the future performance of the basket or any basket stock based on its historical performance.

                           IF THE LEVEL OF THE BASKET
                     CHANGES, THE MARKET VALUE OF YOUR NOTE
                       MAY NOT CHANGE IN THE SAME MANNER

      Your note may trade quite differently from the basket stocks. Changes in the level of the basket may not result in a comparable change in the market value of your note.

THE RETURN ON YOUR NOTE MAY NOT REFLECT ANY DIVIDENDS PAID ON THE BASKET STOCKS

      Unless otherwise specified in the relevant pricing supplement, the calculation agent will calculate the level of the basket by reference to the prices of the basket stocks without taking account of the value of dividends paid on those stocks. As a result, the return on your note will not reflect the return you would realize if you actually owned the basket stocks and received the dividends paid on those stocks. You will not receive any dividends that may be paid on any of the basket stocks by the basket stock issuers. See "--You Will Not Have Any Shareholder Rights and May Not Have Any Rights to Receive Stock" below for additional information.

                         WE WILL NOT HOLD BASKET STOCKS
                                FOR YOUR BENEFIT

      The indenture governing your note does not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of the basket stocks acquired by us or them. Neither we nor our affiliates will pledge or otherwise hold shares of the basket stocks for your benefit in order to enable you to exchange your note for shares under any circumstances. Consequently, in the event of our bankruptcy, insolvency or liquidation, any basket stocks owned by us will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

                       YOU WILL NOT HAVE ANY SHAREHOLDER
                     RIGHTS AND MAY NOT HAVE ANY RIGHTS TO
                                 RECEIVE STOCK

      Investing in your note will not make you a holder of any of the basket stocks. Neither you nor any other holder or owner of your note will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to the basket stocks. In addition, upon any voluntary or automatic exchange, we may, at our sole option, elect to pay cash in exchange for your note on the stated maturity date, in which case you will

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have no right to receive any shares of basket stocks on that date.

                       TRADING AND OTHER TRANSACTIONS BY
                     GOLDMAN SACHS IN THE BASKET STOCKS MAY
                         IMPAIR THE VALUE OF YOUR NOTE

      As we describe under "Use of Proceeds and Hedging" below, we, through Goldman, Sachs & Co. or one or more of our other affiliates, expect to hedge our obligations under your note by purchasing some or all of the basket stocks, and perhaps listed or over-the-counter options or futures on one or more of the basket stocks or other instruments linked to one or more of the basket stocks. We also expect to adjust the hedge by, among other things, purchasing or selling any of the foregoing at any time and from time to time, and to unwind the hedge by selling any of the foregoing, perhaps on or before the determination date for your note. We may also enter into, adjust and unwind hedging transactions relating to other notes whose returns are linked to one or more of the basket stocks. Any of these hedging activities may adversely affect the price of the basket stocks and, therefore, the market value of your note and the value of the consideration we will deliver on your note if your note is exchanged. It is possible that we, through our affiliates, could receive substantial returns with respect to our hedging activities while the value of your note may decline. See "Use of Proceeds and Hedging" below for a further discussion of securities transactions in which we or one or more of our affiliates may engage.

      In addition, Goldman, Sachs & Co. and our other affiliates may engage in trading in one or more of the basket stocks or instruments whose returns are linked to one or more of the basket stocks for their proprietary accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers. Any of these activities of Goldman, Sachs & Co. or our other affiliates could adversely affect the price of the basket stocks and, therefore, the market value of your note and the value of the consideration we will deliver on your note if your note is exchanged. We may also issue, and Goldman, Sachs & Co. and our other affiliates may also issue or underwrite, other securities or financial or derivative instruments with returns linked or related to changes in the value of one or more of the basket stocks. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the market value of your note and the value of the consideration we will deliver on your note if your note is exchanged.

                  OUR BUSINESS ACTIVITIES MAY CREATE CONFLICTS
                         OF INTEREST BETWEEN YOU AND US

      As we have noted above, Goldman, Sachs & Co. and our other affiliates expect to engage in trading activities related to the basket stocks that are not for your account or on your behalf. These trading activities may present a conflict between your interest in your note and the interests Goldman, Sachs & Co. and our other affiliates will have in their proprietary accounts, in facilitating transactions, including block trades, for their customers and in accounts under their management. These trading activities, if they influence the level of the basket, could be adverse to your interests as a beneficial owner of your note.

      Goldman, Sachs & Co. and our other affiliates may, at present or in the future, engage in business with the issuers of the basket stocks, including making loans to or equity investments in those companies or providing advisory services to those companies. These services could include merger and acquisition advisory services. These activities may present a conflict between the obligations of Goldman, Sachs & Co. or another affiliate of Goldman Sachs and your interests as a beneficial owner of a note. Moreover, one or more of our affiliates may have published or may in the future publish research reports with respect to some or all of the issuers of the basket stocks. Any of these activities by any of our affiliates may affect the level of the basket and, therefore, the market value of your note and the value of the consideration we will deliver on your note if your note is exchanged.

                   AS CALCULATION AGENT, GOLDMAN, SACHS & CO.
      WILL HAVE THE AUTHORITY TO MAKE DETERMINATIONS THAT COULD AFFECT THE
                      MARKET VALUE OF YOUR NOTE, WHEN YOUR
                        NOTE MATURES AND THE AMOUNT YOU
                       RECEIVE IF YOUR NOTE IS EXCHANGED

      As calculation agent for your note, Goldman, Sachs & Co. will have discretion in making various determinations that affect your note, including determining the closing level of the basket, which we will use to determine how much cash we must pay if your note is exchanged and we choose not to deliver basket stocks; determining whether to postpone the stated maturity date, or any day on which your note is to be redeemed or exchanged, because of a market disruption event; and determining whether and how to make anti-dilution adjustments to the reference amounts for the basket stocks. See "General Terms of the Exchangeable Basket-Linked Notes -- Anti-dilution Adjustments" and
"-- Special Calculation Provisions" below. The exercise of this discretion by Goldman, Sachs & Co. could adversely affect the value of your note and may present Goldman, Sachs & Co. with a conflict of interest of the kind described under "-- Our Business Activities May Create Conflicts of Interest Between You and Us" above. We may change the calculation agent for your note at any time without notice, and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days' written notice to Goldman Sachs.

                   THERE WILL NOT BE ANY AFFILIATION BETWEEN
    THE BASKET STOCK ISSUERS AND US, AND WE WILL NOT BE RESPONSIBLE FOR ANY
                 DISCLOSURE BY ANY OF THE BASKET STOCK ISSUERS

      As of the time any notes are issued, Goldman Sachs will not be affiliated with any of the issuers of the basket stocks. As we have told you above, however, we or our affiliates may currently or from time to time in the future engage in business with the basket stock issuers. Nevertheless, neither we nor any of our affiliates assumes any responsibility for the accuracy or completeness of any information about the basket stock issuers contained in the relevant pricing supplement or in any other publicly available information about any of the basket stock issuers. You, as an investor in your note, should make your own investigation into the basket stock issuers.

      The basket stock issuers will not be involved in this offering of your note in any way and will not have any obligation of any sort with respect to your note. Thus, the basket stock issuers will not have any obligation to take your interests into consideration for any reason, including taking any corporate actions that might affect the value of your note.

                             YOUR NOTE MAY NOT HAVE
                            AN ACTIVE TRADING MARKET

      Unless otherwise specified in the relevant pricing supplement, your note will not be listed or displayed on any securities exchange or included in any interdealer market quotation system. Whether or not your note is listed, there may be little or no secondary market for your note. Even if a secondary market for your note develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your note in any secondary market could be substantial.

                             YOU WILL HAVE LIMITED
                            ANTI-DILUTION PROTECTION

      Goldman, Sachs & Co., as calculation agent for your note, will adjust the applicable reference amount of each basket stock -- i.e., the amount of the basket stock included in the basket -- for stock splits, reverse stock splits, stock dividends, extraordinary dividends and other events that affect the basket stock issuer's capital structure, but only in the situations we describe in "General Terms of the Exchangeable Basket-Linked Notes -- Anti-dilution Adjustments" below. The reference amounts are described under "General Terms of the Exchangeable Basket-Linked Notes -- The Basket" below. The calculation agent will not be required to make an adjustment for every corporate event that may affect the basket stocks. For example, the calculation agent will not adjust the reference amount for any of the basket stocks for events such as an offering of a basket stock for cash by the basket stock
                                       S-6
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issuer, a tender or exchange offer for a basket stock at a premium to its then-current market price by the basket stock issuer or a tender or exchange offer for less than all outstanding basket stock by a third party. Those events or other actions by a basket stock issuer or a third party may nevertheless adversely affect the market price of basket stock and, therefore, adversely affect the value of your note. A basket stock issuer or a third party could make an offering or a tender or exchange offer, or a basket stock issuer could take any other action, that adversely affects the value of that basket stock and your note but does not result in an anti-dilution adjustment for your benefit.

                         WE MAY BE ABLE TO REDEEM YOUR
                               NOTE AT OUR OPTION

      After the date specified in the relevant pricing supplement, we will be permitted to redeem your note at our option unless the relevant pricing supplement says that your note has no call feature or has a provisional call feature. (A provisional call feature will permit us to call your note only if certain conditions specified in the relevant pricing supplement are met.) Even if we do not exercise our option to redeem your note, our ability to do so may adversely affect the value of your note.

                           WE CAN POSTPONE THE STATED
                  MATURITY DATE, ANY EXERCISE OF THE EXCHANGE
                      RIGHT AND ANY CALL DATE IF A MARKET
                            DISRUPTION EVENT OCCURS

      If the calculation agent determines that, on the determination date, a market disruption event has occurred or is continuing, the determination date will be postponed until the first trading day on which no market disruption event occurs or is continuing. As a result, the stated maturity date for your note will also be postponed, although not by more than six business days. Thus, you may not receive the payment or, if your note is to be exchanged, any delivery of basket stocks that we are obligated to deliver on the stated maturity date until several days after the originally scheduled due date.

      In addition, if the calculation agent determines that a market disruption event has occurred or is continuing on any day on which the holder seeks to exercise the exchange right, the exercise will be postponed to the first trading day on which no market disruption event occurs or is continuing, although not by more than five business days. Similarly, if we exercise our call right and notify the holder of the date we select for redemption, we may nevertheless postpone the call date for up to five business days because of a market disruption event.

      If your note is to be exchanged and we elect to pay the cash value of the basket stocks we would otherwise be obligated to deliver, then the amount of cash we pay will be based on the closing level of the basket on the day the exchange right is deemed to be exercised. If that price is not available on that day because of a market disruption event or for any other reason and the exercise is postponed to the last possible day, the calculation agent will nevertheless determine that level based on its assessment, made in its sole discretion, of the level of the basket on that date. The calculation agent may take similar steps in connection with an automatic exchange.

                      CERTAIN CONSIDERATIONS FOR INSURANCE
                      COMPANIES AND EMPLOYEE BENEFIT PLANS

      Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA", or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the exchangeable basket-linked notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the exchangeable basket-linked notes could become a "prohibited transaction" under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the exchangeable basket-linked notes. This is discussed in more detail under "Employee Retirement Income Security Act" below.

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             GENERAL TERMS OF THE EXCHANGEABLE BASKET-LINKED NOTES

     Please note that in this section entitled "General Terms of the Exchangeable Basket-Linked Notes", references to "The Goldman Sachs Group, Inc.", "we", "our" and "us" mean only The Goldman Sachs Group, Inc. and do not include its consolidated subsidiaries, while references to "Goldman Sachs" mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries. References to "holders" mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company. Please review the special considerations that apply to owners of beneficial interest in the accompanying prospectus, under "Legal Ownership and Book-Entry Issuance".

      In addition to the terms described on the front and inside cover of this prospectus supplement, the following general terms will apply to the exchangeable basket-linked notes, including your note:

                               SPECIFIED CURRENCY

      Unless otherwise specified in the relevant pricing supplement, all payments of principal and interest, if any, will be made in U.S. dollars.

                             FORM AND DENOMINATION

      The notes will be issued only in global form, through DTC. The face amount of each note will be specified in the relevant pricing supplement.

                                   NO LISTING

      Unless otherwise specified in the relevant pricing supplement, your note will not be listed or displayed on any securities exchange or included in any interdealer market quotation system.

                    DEFEASANCE, DEFAULT AMOUNT, OTHER TERMS

      Neither full defeasance nor covenant defeasance will apply to your note. The following will apply to your note:

- the default amount will be payable on any acceleration of the maturity of your note as described under "-- Special Calculation Provisions" below;

- anti-dilution provisions will apply to your note as described under "-- Anti-dilution Adjustments" below;

- a business day for your note may not be the same as a business day for our other Series B medium-term notes, as described under "-- Special Calculation Provisions" below; and

- a trading day for your note will have the meaning described under "-- Special Calculation Provisions" below.

      Please note that the information about the settlement or trade date, issue price discounts or commissions and net proceeds to The Goldman Sachs Group, Inc. in the relevant pricing supplement relates only to the initial issuance and sale of your note. If you have purchased your note in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

                     BASKET STOCKS AND BASKET STOCK ISSUERS

      In this prospectus supplement, when we refer to the basket stocks, we mean the common stocks of the issuers specified in the relevant pricing supplement and when we refer to the basket stock issuers, we mean those issuers, except as described under "-- Anti-dilution Adjustments", "-- Reorganization Events" and "-- Distribution Property" below.

                                   THE BASKET

      The basket is a unit of measure composed of the basket stocks, with each basket stock having a relative weighting, expressed as a percentage of the whole basket, specified in the relevant pricing supplement.

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      The reference amount for each basket stock initially is the number of shares of that basket stock included in the basket so that the value of those shares, expressed as a percentage of the total value of the basket on the trade date, based on the initial basket stock values specified in the relevant pricing supplement, equals the relative weighting for that basket stock. The initial reference amount for each basket stock will be set forth in the relevant pricing supplement. The reference amount for each basket stock is subject to adjustment, both as to the amount and type of property comprising the reference amount, as described under "-- Anti-dilution Adjustments" below.

      The closing level of the basket on any trading day will equal the sum of the products of each basket stock's closing price on that day times that basket stock's reference amount. The initial closing level of the basket, which we refer to as the reference basket level, will be specified in the relevant pricing supplement.

      As described under "-- Holder's Exchange Right" below, the number of shares of each basket stock that we would deliver in exchange for each $1,000 of outstanding face amount of an offered note on an exchange date will be calculated by multiplying the applicable reference amount of the basket stock by the exchange rate specified in the relevant pricing supplement. In addition, if an exchange would otherwise involve a fractional share of a basket stock, we will pay cash instead of the fractional share, in an amount equal to that fraction multiplied by the closing price of that basket stock on the exchange notice date (or by an average closing price over a period of days, if so specified in the relevant pricing supplement). The amount of each basket stock that we would exchange for each $1,000 of outstanding face amount of an offered note, based on the initial reference amounts, will be specified in the relevant pricing supplement. If we choose to pay cash instead of delivering shares of basket stock, the amount of cash that will be payable for each $1,000 of the outstanding face amount of an offered note on an exchange date will be calculated by multiplying the closing level of the basket on the exchange notice date (or by an average closing level over a period of days, if so specified in the relevant pricing supplement) by the exchange rate specified in the relevant pricing supplement.

PAYMENT OF PRINCIPAL ON STATED MATURITY DATE

      On the stated maturity date, we will pay as principal, to the holder of your note, cash in an amount equal to the outstanding face amount of your note multiplied by the percentage specified in the relevant pricing supplement, unless:

- the holder exercises the right to exchange your note as described under "-- Holder's Exchange Right" below or

- we exercise our right to redeem your note as described under "-- Our Call Right" below or

- your note is automatically exchanged as described under "-- Automatic Exchange" below

If your note is exchanged in part, we will make the cash payment described above on the portion that remains outstanding on the stated maturity date.

      The principal amount, and thus the cash payment described above, may be less than 100% of the outstanding face amount of your note. We describe this risk under "Additional Risk Factors Specific to Your Note -- You May Lose Some of the Face Amount of Your Note" above.

STATED MATURITY DATE

      The stated maturity date will be the date specified in the relevant pricing supplement, unless that date is not a business day, in which case the stated maturity date will be the next following business day. If the fifth trading day before the relevant specified date is not the determination date described below, however, then the stated maturity date will be the fifth business day following the determination date, provided that the stated maturity date will never be later than the fifth business day after the relevant specified date or, if the relevant specified date is not a business day, later than the sixth business day after the relevant specified date. The calculation agent may postpone the determination date -- and therefore the stated maturity date -- if a market disruption event occurs or is continuing on a day that would otherwise be the determination date. We describe market disruption events under "-- Special Calculation Provisions" below.

DETERMINATION DATE

      The determination date will be the fifth trading day before the date specified as the stated maturity date in the relevant pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on that fifth prior trading day. In that event, the determination date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the determination date be later than the relevant specified date or, if the relevant specified date is not a business day, later than the first business day after the relevant specified date.

                            HOLDER'S EXCHANGE RIGHT

      If the holder of your note satisfies the conditions described under "-- Exercise Requirements" below, the holder may elect to exchange the outstanding face amount of your note, in whole or in part at any time and from time to time, for basket stocks at the exchange rate times the applicable reference amount for each basket stock. If the holder does so, we may choose, at our sole option, either to deliver the requisite amount of basket stocks to the holder or to pay cash to the holder in an amount equal to the value of those basket stocks. The cash amount will equal the exchange value on the exchange notice date, as described under "-- Exchange Value" below, times the face amount exchanged divided by $1,000. For some notes, the cash value of the basket stocks may instead be calculated using an average closing level over a period of days. If the cash value of the basket stocks will be calculated using an average closing level, the relevant pricing supplement will say so. Delivery of basket stocks or cash payment will be made on the exchange date and in the manner we describe under "-- Manner of Payment and Delivery" below. We describe the exchange notice date, the exchange date and the closing level under "-- Exercise Requirements" and "-- Special Calculation Terms" below.

      If we choose to pay cash instead of delivering basket stocks, we will notify the holder of our election no later than the business day after the exchange notice date. THUS, IF THE HOLDER EXERCISES THE EXCHANGE RIGHT AND WE DO NOT NOTIFY THE HOLDER ON THE BUSINESS DAY AFTER THE EXCHANGE NOTICE DATE OF OUR INTENTION TO PAY CASH, WE WILL DELIVER SHARES OF THE BASKET STOCKS ON THE EXCHANGE DATE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED UNDER
"-- CONSEQUENCES OF A MARKET DISRUPTION EVENT" AND "-- AUTOMATIC EXCHANGE" BELOW. If we give the notice described above with respect to your note, we will do so by telephone or telecopier to the number specified by the person who submits the notice of exchange for your note. The notice of exchange is described under "-- Exercise Requirements" below.

      For some notes, we may not have the right upon an exchange to choose between delivering the basket stocks and paying cash. Some notes may provide only for cash payment and that shares would never be delivered upon an exchange. If your note has this feature, the relevant pricing supplement will say so. In that event, the provisions for share delivery and for giving notice if we choose to pay cash instead, as described throughout this prospectus supplement, will not apply to your note, either with regard to a voluntary exchange as described above or with regard to any automatic exchange described below.

      Partial exchanges will be permitted only if the portion of the face amount exchanged is a multiple of $1,000 and only if the unexchanged portion is an authorized denomination, as specified in the relevant pricing supplement.

      If we exercise our call right, the holder will be entitled to the benefit, if any, of an automatic exchange but otherwise will no longer be permitted to exercise the exchange right. We describe these matters under "-- Our Call Right" and "-- Automatic Exchange" below.

      If your note bears interest and you decide to exchange your note, you may lose the right to receive interest on your note for the interest period in which the exchange occurs, as described under "-- Interest Payments" below.

EXCHANGE VALUE

      The exchange value will be a cash amount equal to the product of the exchange rate specified in the relevant pricing supplement times the closing level of the basket on the exchange notice date. The calculation agent will determine the closing level of the basket on the exchange notice date described below.

EXCHANGE RATE

      The exchange rate will be specified in the relevant pricing supplement. If an exchange would otherwise involve a fractional share of any basket stock, we will pay cash instead of the fractional share, in an amount equal to that fraction multiplied by the closing price of that basket stock on the exchange notice date (or by an average closing price over a period of days, if the relevant pricing supplement specifies so).

EXERCISE REQUIREMENTS

      To exercise the exchange right, the following requirements must be satisfied on any day that qualifies as both a trading day and a business day and before the exchange right expires:

- Both the trustee and the calculation agent must receive a properly completed and signed notice of exchange, in the form attached to the relevant pricing supplement, specifying the outstanding face amount of your note to be exchanged. Delivery must be made by facsimile as provided in the attached notice of exchange.

- If your note is in global form, you or the bank or broker through which you hold your interest in the portion of your note being exchanged must enter an order to have that interest transferred on the books of the depositary to the account of the trustee at the depositary and the trustee must receive and accept the transfer, all in accordance with the applicable procedures of the depositary. If the trustee receives and accepts the transfer by 3:00 P.M., New York City time, on any day that qualifies as both a trading day and a business day, this requirement will be deemed satisfied as of 11:00 A.M. on the same day. To ensure timely receipt and acceptance, transfer orders should be entered with the depositary well in advance of the 3:00 P.M. deadline.

- If your note is not in global form, the trustee must receive the certificate representing your note.

- If your note bears interest and is not in global form, and if the exchange date occurs after a regular record date and before the related interest payment date, the trustee must receive cash in an amount equal to the interest payable on the exchanged portion of your note on the interest payment date, as provided in the fourth rule described under "-- Interest Payments" below.

If your note is not in global form, deliveries of certificates and cash to the trustee must be made by mail or another method acceptable to the trustee, to the address stated in the form of notice of exchange attached to the relevant pricing supplement or at any other location that the trustee may provide to the holder for this purpose in the future.

      The calculation agent will, in its sole discretion, resolve any questions that may arise as to the validity of a notice of exchange or as to whether and when the required deliveries have been made. Once given, a notice of exchange may not be revoked.

--------------------------------------------------------------------------------
       Questions about the exercise requirements should be directed to the trustee, at the number and location stated in the notice of exchange attached to the relevant pricing supplement.
--------------------------------------------------------------------------------

      EXCHANGE NOTICE DATE. If the required deliveries described under "-- Exercise Requirements" above occur by 11:00 A.M., New York City time, on a day that qualifies as both a trading day and a business day, that day will be the exchange notice date for the exchange. If the required deliveries occur after that time, the next day that qualifies as both a trading day and a business day will be the exchange notice date for the exchange. In all cases, however, the required deliveries must occur before the exchange right expires as described below.

      EXCHANGE DATE. If the exchange right is exercised, we will deliver the basket stocks or pay the cash due on the exchange on the fifth business day after the exchange notice date. We refer to that due date as the exchange date.

      EXPIRATION OF EXCHANGE RIGHT. In all cases, the required deliveries described under "-- Exercise Requirements" above must occur no later than 11:00 A.M., New York City time, on the last day before the determination date that qualifies as both a business day and a trading day or on any call notice date, whichever is earlier (or, if the value of the basket stocks is to be calculated using an average closing level over a period of days, no later than the deadline specified in the relevant pricing supplement). Immediately after that time, the exchange right will expire and may not be exercised, although the holder will be entitled to receive the benefit, if any, of an automatic exchange as described under "-- Automatic Exchange" below.

      ONLY HOLDER MAY EXERCISE EXCHANGE RIGHT. If your note is issued in global form, the depositary or its nominee is the holder of your note and therefore is the only entity that can exercise the exchange right with respect to your note. If you would like the holder to exercise the exchange right, you should give proper and timely instructions to the bank or broker through which you hold your interest in your note, requesting that it notify the depositary to exercise the exchange right on your behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the deadline for exercise. Similar concerns apply if you hold your note in street name.

--------------------------------------------------------------------------------
       Book-entry, street name and other indirect holders should contact their banks and brokers for information about how to exercise the exchange right in a timely manner.
--------------------------------------------------------------------------------

CONSEQUENCES OF A MARKET DISRUPTION EVENT

      The exchange right provisions described above are subject to the following consequences of a market disruption event. If a market disruption event occurs or is continuing on a day that would otherwise be an exchange notice date, then that exchange notice date will be postponed to the next following trading day on which a market disruption event does not occur and is not continuing. In no event, however, will any exchange notice date be postponed by more than five business days. If the exchange notice date is postponed, the related exchange date will also be postponed, to the fifth business day after the exchange notice date.

      If the exchange notice date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the exchange notice date. If we elect to pay the cash value of the basket stocks otherwise deliverable on the related exchange date but the closing level of the basket that must be used to determine the exchange value is not available on the exchange notice date, either because of a market disruption event or for any other reason, the calculation agent will nevertheless determine that closing level based on its assessment, made in its sole discretion, of the market value of the basket stocks on that day. In addition, if a market disruption event occurs or is continuing on the exchange notice date or on any later day through and including the exchange date, we may choose to pay cash instead of delivering basket stocks on the exchange date, even if we have not notified the holder of our election to pay cash as described above.

      If the amount of cash that would be payable on the exchange date is to be calculated using an average closing level over a period of days, the rules described in this subsection may not apply. If they do not apply, the relevant pricing supplement will describe the rules to be followed by the calculation agent when a market disruption event occurs during the relevant pricing period.

                                 OUR CALL RIGHT

      We may redeem your note, in whole but not in part, at any time after the date specified in the relevant pricing supplement, at our option, for cash at the redemption price specified in the relevant pricing supplement plus any accrued and unpaid interest to the call date.

      Your note may have a provisional call feature. If it does, the relevant pricing supplement will specify certain conditions that must be met before we can exercise our call right. Alternatively, some notes may not be subject to redemption by us at any time before the stated maturity date. If this applies to your note, the relevant pricing supplement will say so and the call provisions described throughout this prospectus supplement, including provisions for an automatic exchange on a call date, will not apply to your note.

      If we choose to exercise our call right described in the relevant pricing supplement, we will notify the holder of your note and the trustee in the time specified in the relevant pricing supplement and in the manner described in the accompanying prospectus. The day we give the notice, which will be a trading day, will be the call notice date and the day we select for redemption, which we will state in the call notice, will be the call date, at least initially. After we give a call notice specifying the call date, we may nevertheless postpone the call date without further notice for up to five business days because of a market disruption event, as described under "-- Automatic Exchange -- Consequences of a Market Disruption Event" below. We will not give a call notice that results in a call date later than the stated maturity date.

      If we exercise our call right, the holder will be entitled to the benefit, if any, of an automatic exchange as described under "-- Automatic Exchange" below. If an automatic exchange occurs in that situation, we will not redeem your note as described above.

      If we give the holder a call notice and an automatic exchange does not occur, then we will redeem the entire outstanding face amount of your note as follows. On the call date, we will pay the redemption price in cash, together with any accrued and unpaid interest to the call date, in the manner described under "-- Manner of Payment and Delivery" below.

      Except as described above in this subsection or under "-- Holder's Exchange Right" above, we will not be permitted to redeem your note and the holder will not be entitled to require us to repay your note before the stated maturity date.

                               AUTOMATIC EXCHANGE

      An automatic exchange of your note may occur as follows on either the stated maturity date or a call date.

ON STATED MATURITY DATE

      If the holder does not exercise the exchange right for the entire outstanding face amount of your note by 11:00 A.M., New York City time, on the last day before the determination date that qualifies as both a trading day and a business day (or, if the cash value of the basket stock is to be calculated using an average closing level over a period of days, by the deadline specified in the relevant pricing supplement), and we do not exercise our call right, the following will apply. On the determination date, the calculation agent will determine the automatic exchange value for the outstanding face amount of the note as if your note was voluntarily exchanged and the determination date was the exchange notice date. To determine this automatic exchange value, the calculation agent will multiply the closing level of the basket on the determination date by the exchange rate and by the outstanding face amount and will divide the resulting product by $1,000, except in the limited circumstances described under "-- Consequences of a Market Disruption Event" below. For some notes, the automatic exchange value may instead be calculated using an average closing level over a period of days. If the automatic exchange value will be calculated using an average closing level, the relevant pricing supplement will say so.

      If the automatic exchange value described above exceeds the sum of:

- the face amount of your note then outstanding plus

- the amount of the regular interest installment, if any, that would become due on the outstanding face amount of your note on the stated maturity date if your note were not exchanged or redeemed,

then, regardless of the holder's wishes and without any notice being given or other action being taken by the holder, the remaining portion of your note will automatically be exchanged as follows. On the stated maturity date, either we will deliver to the holder the shares of basket stocks for which that portion is exchangeable, as described above, or, at our option, we will pay to the holder the automatic exchange value, based on the closing level of the basket described above. We will be entitled to select either of these alternatives at our option and we will notify the holder of our selection on the determination date. The holder will not be entitled to receive the regular interest installment (if any) that would become due on your note on the stated maturity date in the absence of an automatic exchange. We discuss this matter under "-- Interest Payments" below. If an automatic exchange would otherwise involve delivery of a fractional share of a basket stock, we will instead pay the cash value of the fractional share, based on the price used to determine the automatic exchange value of that basket stock described above.

      As we discussed under "-- Holder's Exchange Right" above, some notes may provide only for cash payment and that shares never be delivered upon an exchange.

      If the automatic exchange value described above does not exceed the sum of the outstanding face amount and the regular interest installment (if any) described above, then we will pay the principal amount, together with accrued interest, if any, on the stated maturity date. We describe this payment under "-- Payment of Principal on Stated Maturity Date" above.

ON CALL DATE

      If we exercise our call right, the holder will receive the benefit, if any, of an automatic exchange as follows. Prior to the call date, the calculation agent will determine the automatic exchange value of your note as if your note was to be voluntarily exchanged and the call notice date was the exchange notice date. To determine this automatic exchange value, the calculation agent will multiply the closing level of the basket on the call notice date by the exchange rate and by the outstanding face amount and will divide the resulting product by $1,000, except in the limited circumstances described under "-- Consequences of a Market Disruption Event" below. For some notes, the automatic exchange value may instead be calculated using an average closing level over a period of days. If the automatic exchange value will be calculated using an average closing level, the relevant pricing supplement will say so.

      If the automatic exchange value described above exceeds the sum of:

- the redemption price that would be payable to the holder on the call date, plus

- the amount of interest, if any, that would accrue on the outstanding face amount of your note from and after the last interest payment date before the call date to the call date,

then, regardless of the holder's wishes and without any notice being given or other action being taken by the holder, the remaining portion of your note will automatically be exchanged as follows. On the call date, either we will deliver to the holder the shares of basket stocks for which that portion is exchangeable, as described above, or, at our option, we will pay to the holder the automatic exchange value, based on the closing level of the basket described above. We will be entitled to select either of these alternatives at our option, and we will specify our selection in the call notice as described under

"-- Our Call Right" above. The holder will not be entitled to receive any interest that accrues on your note from and after the last interest payment date to the call date. We discuss this matter under "-- Interest Payments" below. If an automatic exchange would otherwise involve delivery of a fractional share of a basket stock, we will instead pay the cash value of the fractional share, based on the price used to determine the automatic exchange value of the basket stock described above.

      As we discussed above under "-- Holder's Exchange Right", some notes may provide only for cash payment and that shares never be delivered upon an exchange.

      If the automatic exchange value referred to above does not exceed the sum of the redemption price and accrued interest (if any) described above, then we will redeem your note in accordance with our call right. We describe this right under "-- Our Call Right" above.

CONSEQUENCES OF A MARKET DISRUPTION EVENT

      As described above, unless otherwise specified in the relevant pricing supplement, the calculation agent will use the closing level of the basket on a particular day -- which we call a pricing date -- to determine the amount of cash that would be payable in an automatic exchange on the stated maturity date or a call date. This procedure will be subject to the following two rules, however:

- If a market disruption event occurs or is continuing on a day that would otherwise be a pricing date, then the calculation agent will instead use the closing level of the basket on the first trading day after that day on which no market disruption event occurs or is continuing. That first trading day, however, may not be later than the determination date, in the case of an automatic exchange on the stated maturity date, or later than the fifth business day after the call notice date, in the case of an automatic exchange on the call date. We refer to that first trading day as a deferred pricing date and to the latest business day on which a deferred pricing date can occur as the latest possible pricing date.

- If a market disruption event occurs or is continuing on a day that would otherwise be a pricing date and on each subsequent trading day through and including the latest possible pricing date, the calculation agent will nevertheless determine the closing price of the basket stocks and the closing level of the basket, and the deferred pricing date will occur, on the latest possible pricing date. If the closing level of the basket is not available on that date, either because of a market disruption event or for any other reason, the calculation agent will determine the closing level of the basket based on its assessment, made in its sole discretion, of the value of the basket stocks on the latest possible pricing date. The calculation agent will use the closing level of the basket on the latest possible pricing date, however determined, instead of the closing level of the basket described under "-- The Basket" above.

      In determining the amount of cash that would be payable in an automatic exchange on a call date, the calculation agent may use the closing level of the basket on a deferred pricing date, as described in the two rules above. If that happens, the call date will be the later of the original call date and the fifth business day after the deferred pricing date. Consequently, if we exercise our call right and give the holder a call notice specifying the call date, we may nevertheless postpone the call date up to five business days after the specified date because of a market disruption event. We may do so without further notice to the holder or any other person and whether your note is redeemed or an automatic exchange occurs on the call date. We will not exercise our call right, however, in a manner that would result in the call date being later than the stated maturity date.

      In addition, if a market disruption event occurs or is continuing on a determination date or on any later day through and including the stated maturity date, we may choose to pay cash instead of delivering basket stocks on the stated maturity date, even if we have notified the holder of our election to deliver basket stocks as described under "-- Automatic Exchange" above.

      Similarly, if a market disruption event occurs or is continuing on the call notice date or on any later day through and including the call date, we may choose to pay cash instead of delivering basket stocks on the call date, even if we have notified the holder of our election to deliver basket stocks as described under "-- Automatic Exchange" above.

      If the amount of cash that would be payable in an automatic exchange on the stated maturity date or a call date is to be calculated using an average closing level over a period of days, the rules described in this subsection may not apply. If they do not apply, the relevant pricing supplement will describe the rules to be followed by the calculation agent when a market disruption event occurs during the relevant pricing period.

                               INTEREST PAYMENTS

      The relevant pricing supplement will state whether or not your note bears interest and, if it does, the interest rate that will apply to your note. If your note bears interest, you should read the information in this subsection entitled "Interest Payments." If your note does not bear interest, then this subsection, including the information under "Consequences of a Voluntary Exchange" and "Consequences of an Automatic Exchange" below, will not apply to your note.

INTEREST RATE (COUPON)

      FIXED RATE NOTES. If the interest rate specified in the relevant pricing supplement is a fixed rate, interest will accrue on the outstanding face amount of your note and will be calculated and paid as described in the accompanying prospectus with regard to fixed rate notes, except that the interest payment dates will be those specified in the relevant pricing supplement and, as long as your note is in global form, the regular record date for each interest payment date will be the preceding business day, unless otherwise specified in the relevant pricing supplement. If the stated maturity date does not occur on the date specified in the relevant pricing supplement, however, the interest payment date scheduled for that date will instead occur on the stated maturity date.

      FLOATING RATE NOTES. If the interest rate specified in the relevant pricing supplement is a floating rate, interest will accrue on the outstanding face amount of your note and will be calculated and paid as described in the accompanying prospectus supplement dated February 6, 2004 under "Description of Notes We May Offer -- Interest Rates -- Floating Rate Notes", except that the interest payment dates and interest reset dates will be those specified in the relevant pricing supplement and, as long as your note is in global form, the regular record date for each interest payment will be the preceding business day, unless otherwise specified in the relevant pricing supplement. If the stated maturity date does not occur on the date specified in the relevant pricing supplement, the interest payment date and the interest reset date initially scheduled for that date will instead occur on the stated maturity date.

      INDEXED NOTES. If the interest rate specified in the relevant pricing supplement is determined by reference to an index, interest will accrue on the outstanding face amount of your note and will be calculated and paid as described in the relevant pricing supplement and in the accompanying prospectus with regard to indexed notes, except that the interest payment dates will be those specified in the relevant pricing supplement and, as long as your note is in global form, the regular record date for each interest payment will be the preceding business day, unless otherwise specified in the relevant pricing supplement. If the stated maturity date does not occur on the date specified in the relevant pricing supplement, however, the interest payment date and the interest reset date (if any) initially scheduled for that date will instead occur on the stated maturity date. The relevant pricing supplement will include information about the relevant index and the amount of interest payable on an interest payment date or the formula that will be used to calculate that amount.

CONSEQUENCES OF A VOLUNTARY EXCHANGE

      If the holder exercises the exchange right, the following four rules will apply to the exchanged portion of your note:

- IF THE EXCHANGE DATE OCCURS ON AN INTEREST PAYMENT DATE, interest will accrue on the exchanged portion to, but excluding, that interest payment date. We will pay the accrued interest on that interest payment date to whoever is the holder on the related regular record date.

- IF THE EXCHANGE DATE OCCURS AFTER AN INTEREST PAYMENT DATE BUT ON OR BEFORE THE NEXT REGULAR RECORD DATE, interest will accrue and be paid on the exchanged portion only to, and excluding, that prior interest payment date and not for the later period that precedes the exchange date.

- IF THE EXCHANGE DATE OCCURS ON OR BEFORE THE FIRST REGULAR RECORD DATE, interest will not accrue or be paid on the exchanged portion of your note.

- IF THE EXCHANGE DATE OCCURS AFTER A REGULAR RECORD DATE BUT BEFORE THE RELATED INTEREST PAYMENT DATE, interest will accrue on the exchanged portion to, but excluding, that interest payment date. We will pay this accrued interest on that interest payment date, to whoever is the holder on the related regular record date. On the exchange notice date, however, the holder exercising the exchange right will be required to pay us the amount of interest that will become payable on the exchanged portion of your note on that interest payment date.

      As long as your note is in global form, the regular record date will be the business day before the related interest payment date, so that no exchange date can occur between those two dates. Consequently, the fourth rule above will have no practical effect on your note unless and until your note ceases to be in global form. We describe the situations in which we may terminate a global note in the accompanying prospectus under "Legal Ownership and Book-Entry
Issuance -- What Is a Global Security?".

      Because of the rules described above, if you decide to exchange your note, you may lose the right to receive interest on your note for the interest period in which the exchange occurs.

CONSEQUENCES OF AN AUTOMATIC EXCHANGE

      The four rules described in the prior subsection do not apply if an automatic exchange occurs. IF AN AUTOMATIC EXCHANGE OCCURS, EITHER ON THE STATED MATURITY DATE OR EARLIER BECAUSE WE EXERCISE OUR CALL RIGHT, WE WILL NOT PAY ANY INTEREST THAT ACCRUES ON THE EXCHANGED PORTION OF YOUR NOTE FROM AND AFTER THE LAST INTEREST PAYMENT DATE PRIOR TO THE AUTOMATIC EXCHANGE -- I.E., FROM AND AFTER THE LAST INTEREST PAYMENT DATE PRIOR TO THE STATED MATURITY DATE OR THE CALL DATE, AS THE CASE MAY BE. As described above under "-- Our Call Right", we will not be entitled to redeem your note until after the date specified in the relevant pricing supplement.

                           ANTI-DILUTION ADJUSTMENTS

      Initially, the reference amount for each basket stock will be the amount specified in the relevant pricing supplement. However, the calculation agent will adjust the reference amount for each basket stock if any of the six dilution events described below occurs with respect to that basket stock.

      For example, if an adjustment is required because of a two-for-one stock split or a one-for-two reverse stock split, then the reference amount for that basket stock might be adjusted to be double or one-half of the initial amount specified above, as the case may be.

      Similarly, if an adjustment is required with respect to a basket stock because of a reorganization event in which property other than the basket stock -- e.g., cash and securities of another issuer -- is distributed in respect of the basket stock, then the calculation agent will adjust both the type and amount of property constituting the relevant reference amount. In this example, the new reference amount will consist of both the amount of cash and the amount of securities distributed in the reorganization event in respect of the old reference amount.

      The calculation agent will adjust the reference amount for each basket stock as described below, but only if an event described under one of the six subsections beginning with "-- Stock Splits" below occurs with respect to that basket stock and only if the relevant event occurs during the period described under the applicable subsection. The reference amount for each basket stock will be subject to the adjustments described below, independently and separately, with respect to the dilution events that affect the stock.

      The adjustments described below do not cover all events that could affect a basket stock, such as an issuer tender or exchange offer for a basket stock at a premium to its market price or a tender or exchange offer made by a third party for less than all outstanding shares of a basket stock issuer. We describe the risks relating to dilution under "Additional Risk Factors Specific to Your Note -- You Have Limited Anti-dilution Protection" above.

HOW ADJUSTMENTS WILL BE MADE

      If more than one event requiring adjustment occurs with respect to a reference amount for a basket stock, the calculation agent will adjust that reference amount for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the reference amount for the first event, the calculation agent will adjust the reference amount for the second event, applying the required adjustment to the reference amount as already adjusted for the first event, and so on for each event. With respect to any portion of your note to be exchanged, including any portion subject to an automatic exchange, the calculation agent will make all required determinations and adjustments no later than the related exchange notice date. For this purpose, the exchange notice date for an automatic exchange will be the relevant trading day for which the closing price or other market value of the basket stock is used to determine the amount of cash payable in that exchange, unless the relevant pricing supplement says that the amount of cash is to be calculated using an average closing level over a period of days, in which case the exchange notice date for this purpose will be the last relevant trading day during that period. In addition, if the relevant pricing supplement says that an average closing level over a period of days is to be used and the event requiring adjustment occurs during such a period, so that one or more but not all the closing prices used to calculate the average closing level are affected by the event, the calculation agent will make any additional adjustments it considers necessary to give appropriate effect to this fact.

      The calculation agent will adjust the reference amount for each reorganization event described under "-- Reorganization Events" below. For any other dilution event described below, however, the calculation agent will not be required to adjust the reference amount unless the adjustment would result in a change of at least 0.1% in the reference amount that would apply without the adjustment. The reference amount resulting from any adjustment will be rounded up or down, as appropriate, to the nearest ten-thousandth, with five hundred-thousandths being rounded upward -- e.g., 0.12344 will be rounded down to 0.1234 and 0.12345 will be rounded up to 0.1235.

      If an event requiring anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder and The Goldman Sachs Group, Inc., relative to your note, that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

      The calculation agent will make all determinations with respect to anti-dilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. The calculation agent will provide information about the adjustments it makes upon written request by the holder.

STOCK SPLITS

      A stock split is an increase in the number of a corporation's outstanding shares of stock without any change in its stockholders' equity. Each outstanding share will be worth less as a result of a stock split.

      If a basket stock is subject to a stock split, then the calculation agent will adjust the applicable reference amount to equal the sum of the prior reference amount -- i.e., the reference amount before that adjustment -- plus the product of (1) the number of new shares issued in the stock split with respect to one share of the basket stock times (2) the prior reference amount. The reference amount will not be adjusted, however, unless the first day on which the basket stock trades without the right to receive the stock split occurs after the date of this prospectus supplement and on or before the relevant exchange notice date.

REVERSE STOCK SPLITS

      A reverse stock split is a decrease in the number of a corporation's outstanding shares of stock without any change in its stockholders' equity. Each outstanding share will be worth more as a result of a reverse stock split.

      If a basket stock is subject to a reverse stock split, then the calculation agent will adjust the reference amount to equal the product of the prior reference amount and the quotient of (1) the number of shares of the basket stock outstanding immediately after the reverse stock split becomes effective divided by (2) the number of shares of the basket stock outstanding immediately before the reverse stock split becomes effective. The reference amount will not be adjusted, however, unless the reverse stock split becomes effective after the date of the relevant pricing supplement and on or before the relevant exchange notice date.

STOCK DIVIDENDS

      In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

      If a basket stock is subject to a stock dividend, then once the reverse stock split becomes effective, the calculation agent will adjust the reference amount to equal the sum of the prior reference amount plus the product of (1) the number of shares issued in the stock dividend with respect to one share of the basket stock times (2) the prior reference amount. The reference amount will not be adjusted, however, unless the ex-dividend date occurs after the date of the relevant pricing supplement and on or before the relevant exchange notice date.

      The ex-dividend date for any dividend or other distribution is the first day on which the basket stock trades without the right to receive that dividend or other distribution.

OTHER DIVIDENDS AND DISTRIBUTIONS

      A reference amount will not be adjusted to reflect dividends or other distributions paid with respect to a basket stock, other than:

- stock dividends described above,

- issuances of transferable rights and warrants described under "-- Transferable Rights and Warrants" below,

- distributions that are spin-off events described under "-- Reorganization Events" below, and

- extraordinary dividends described below.

      A dividend or other distribution with respect to a basket stock will be deemed to be an extraordinary dividend if its per-share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for the basket stock by an amount equal to at least 10% of the closing price of that basket stock on the first relevant trading day before the ex-dividend date.

      If an extraordinary dividend occurs with respect to a basket stock, the calculation agent will adjust the applicable reference amount to equal the product of (1) the prior reference amount times (2) a fraction, the numerator of which is the closing price of the basket stock on the relevant trading day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount. The reference amount will not be adjusted, however, unless the ex-dividend date occurs after the date of the relevant pricing supplement and on or before the relevant exchange notice date.

      The extraordinary dividend amount with respect to an extraordinary dividend for a basket stock equals:

- for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of the basket stock minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for the basket stock, or

- for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

      To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on a basket stock that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the applicable reference amount only as described under "-- Stock Dividends" above, "-- Transferable Rights and Warrants" below or "-- Reorganization Events" below, as the case may be, and not as described here.

TRANSFERABLE RIGHTS AND WARRANTS

      If a basket stock issuer issues transferable rights or warrants to all holders of that basket stock to subscribe for or purchase the basket stock at an exercise price per share that is less than the closing price of the basket stock on the relevant trading day before the ex-dividend date for the issuance, then the applicable reference amount will be adjusted by multiplying the prior reference amount by the following fraction:

- the numerator will be the number of shares of the basket stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the basket stock offered for subscription or purchase under those transferable rights or warrants and

- the denominator will be the number of shares of the basket stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the basket stock that the aggregate offering price of the total number of shares of the basket stock so offered for subscription or purchase would purchase at the closing price of the basket stock on the relevant trading day before that ex-dividend date, with that number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the closing price on the relevant trading day before that ex-dividend date.

The reference amount will not be adjusted, however, unless the ex-dividend date described above occurs after the date of the relevant pricing supplement and on or before the relevant exchange notice date.

REORGANIZATION EVENTS

      Each of the following is a reorganization event with respect to a basket stock:

- the basket stock is reclassified or changed,

- the basket stock issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all the outstanding basket stock is exchanged for or converted into other property,

- a statutory share exchange involving the outstanding basket stock and the securities of another entity occurs, other than as part of an event described in the two bullet points above,

- the basket stock issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity,

- the basket stock issuer effects a spin-off -- that is, issues to all holders of the basket stock equity securities of another issuer, other than as part of an event described in the four bullet points above,

- the basket stock issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or

- another entity completes a tender or exchange offer for all the outstanding basket stock of the basket stock issuer.

      ADJUSTMENTS FOR REORGANIZATION EVENTS. If a reorganization event occurs with respect to a basket stock, then the calculation agent will adjust the applicable reference amount so as to consist of the amount and type of property -- whether it be cash, securities or other property -- distributed in the reorganization event in respect of that reference amount as in effect before that reorganization event. If more than one type of property is distributed, the reference amount will be adjusted so as to consist of each type of property distributed in respect of the prior reference amount, in a proportionate amount so that the value of each type of property comprising the new reference amount as a percentage of the total value of the new reference amount equals the value of that type of property as a percentage of the total value of all property distributed in the reorganization event in respect of the prior reference amount. We refer to the property distributed in a reorganization event as distribution property, a term we describe in more detail below. The calculation agent will not make any adjustment for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the date of the relevant prospectus supplement and on or before the relevant exchange notice date.

      For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property, in its sole discretion. For any distribution property consisting of a security, the calculation agent will use the closing price for the security on the relevant exchange notice date. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of the applicable basket stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion.

      If a reorganization event occurs and the calculation agent adjusts a reference amount to consist of the distribution property distributed in the event, as described above, the calculation agent will make further anti-dilution adjustments for later events that affect the distribution property, or any component of the distribution property, comprising the new reference amount. The calculation agent will do so to the same extent that it would make adjustments if the applicable basket stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the reference amount, the required adjustment will be made with respect to that component, as if it alone were the reference amount.

      For example, if a basket stock issuer merges into another company and each share of the basket stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the applicable reference amount will be adjusted to consist of two common shares and the specified amount of cash for each share of the relevant basket stock (adjusted proportionately for any partial share) comprising that reference amount before the adjustment. The calculation agent will adjust the common share component of the new reference amount to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this subsection entitled "-- Anti-dilution Adjustments" as if the common shares were the basket stock. In that event, the cash component will not be adjusted but will continue to be a component of the reference amount.

      Consequently, if the holder exercises the exchange right or an automatic exchange occurs, the holder will be entitled to receive, for each $1,000 of the outstanding face amount of your note being exchanged, all components of the reference amount in effect on the relevant exchange notice date, with each component having been adjusted on a sequential and cumulative basis for all relevant events requiring adjustment on or before the relevant exchange notice date, unless we elect to pay cash in the exchange.

      If the exchange right is exercised or an automatic exchange occurs and we elect to pay cash in the exchange, we will do so based on the closing level of the basket stock on the exchange notice date as long as each reference amount consists only of basket stock. If a reorganization event occurs and any applicable reference amount consists of property other than basket stock, then the amount of cash we pay -- for each $1,000 of the outstanding face amount of your note being exchanged -- will equal the total value of that adjusted reference amount, as in effect on the exchange notice date. If a reorganization event occurs and applicable reference amount consists of property other than the basket stock, then, for the purpose of determining whether we can redeem your note on the dates specified in the relevant pricing supplement, the total value of the reference amount on the relevant trading day before the call notice date must exceed the amount specified in the relevant pricing supplement. The calculation agent will determine the value of each component of the adjusted reference amount in the manner described above.

      In this prospectus supplement, whenever we say that the calculation agent will adjust the reference amount in respect of a dilution event, we mean that the calculation agent will adjust the reference amount in the manner described in this subsection if the dilution event is a reorganization event. The calculation agent will not make any adjustment for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the date of the relevant pricing supplement and on or before the relevant exchange notice date.

      DISTRIBUTION PROPERTY. When we refer to distribution property, we mean the cash, securities and other property or assets distributed in a reorganization event in respect of the initial reference amount for the relevant basket stock specified in the relevant pricing supplement -- or in respect of whatever the applicable reference amount for that stock may then be if any anti-dilution adjustment has been made in respect of a prior event. In the case of a spin-off, the distribution property also includes the applicable reference amount of the basket stock in respect of which the distribution is made.

      If a reorganization event occurs, the distribution property distributed in the event will be substituted for the applicable basket stock as described above. Consequently, in this prospectus supplement, when we refer to a basket stock, we mean any distribution property that is distributed in a reorganization event and comprises the adjusted reference amount. Similarly, when we refer to a basket stock issuer, we mean any successor entity in a reorganization event.

                         DEFAULT AMOUNT ON ACCELERATION

      If an event of default occurs and the maturity of your note is accelerated, we will pay the default amount in respect of the principal of your note at the maturity. We describe the default amount under "-- Special Calculation Provisions" below.

      For the purpose of determining whether the holders of our Series B medium-term notes, which include the exchangeable basket-linked notes, are entitled to take any action under the indenture, we will treat the outstanding face amount of each exchangeable basket-linked note as the outstanding principal amount of that note. Although the terms of the exchangeable basket-linked notes differ from those of the other Series B medium-term notes, holders of specified percentages in principal amount of all Series B medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series B medium-term notes, including the exchangeable basket-linked notes. This action may involve changing some of the terms that apply to the Series B medium-term notes, accelerating the maturity of the Series B medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under "Description of Debt Securities We May Offer -- Default, Remedies and Waiver of Default" and "-- Modification of the Debt Indentures and Waiver of Covenants".

                         MANNER OF PAYMENT AND DELIVERY

      Any payment or delivery on your note at maturity, on any exchange date or on any call date will be made to an account designated by the holder of your note and approved by us, or at the office of the trustee in New York City, but only when your note is surrendered to the trustee at that office. If your note bears interest, we may pay interest due on any interest payment date by check mailed to the person who is the holder on the regular record date. We also may make any payment or delivery in accordance with the applicable procedures of the depositary. We may make any delivery of basket stock or distribution property ourselves or cause our agent to do so on our behalf.

                             MODIFIED BUSINESS DAY

      As described in the accompanying prospectus, any payment on your note that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. The same will apply to any delivery of the basket stocks that would otherwise be due on a day that is not a business day. For your note, however, the term business day may have a different meaning than it does for other Series B medium-term notes. We discuss this term under "-- Special Calculation Provisions" below.

                           ROLE OF CALCULATION AGENT

      The calculation agent, in its sole discretion, will make all determinations regarding the closing level of the basket, the reference amount for each basket stock, anti-dilution adjustments, market disruption events, automatic exchanges, business days, trading days, the default amount and the amount of basket stocks, cash or distribution property to be delivered in exchange for your note. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

      Please note that Goldman, Sachs & Co., our affiliate, is currently serving as the calculation agent for the exchangeable basket-linked notes. We may change the calculation agent for your note at any time without notice, and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days' written notice to Goldman Sachs.

                         SPECIAL CALCULATION PROVISIONS

BUSINESS DAY

      When we refer to a business day with respect to your note, we mean a day that is a business day of the kind described in the accompanying prospectus, unless otherwise specified in the relevant pricing supplement.

      If the relevant pricing supplement specifies a different meaning for the term business day, we will use that modified definition of business day in determining each interest payment date and interest reset date (if any), as well as the stated maturity date and any call date or exchange date, for your note, all as described in this prospectus supplement.

TRADING DAY

      When we refer to a trading day with respect to your note, we mean a day on which all of the respective principal securities markets for the basket stocks are open for trading.

CLOSING PRICE

      The closing price for any security on any day will equal the closing sale price or last reported sale price, regular way, for the security, on a per-share or other unit basis:

- on the principal national securities exchange on which that security is listed for trading on that day, or

- if that security is not listed on any national securities exchange, on the Nasdaq National Market System on that day, or

- if that security is not quoted on the Nasdaq National Market System on that day, on any other U.S. national market system that is the primary market for the trading of that security.

      If that security is not listed or traded as described above, then the closing price for that security on any day will be the average, as determined by the calculation agent, of the bid prices for the security obtained from as many dealers in that security selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

DEFAULT AMOUNT

      The default amount for your note on any day will be an amount, in the specified currency for the principal of your note, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to your note as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your note. That cost will equal:

- the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

- the reasonable expenses, including reasonable attorneys' fees, incurred by the holder of your note in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your note, which we describe below, the holder and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest -- or, if there is only one, the only -- quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

      DEFAULT QUOTATION PERIOD. The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

- no quotation of the kind referred to above is obtained, or

- every quotation of that kind obtained is objected to within five business days after the day the default amount first becomes due.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

      In any event, if the default quotation period and the subsequent two business day objection period have not ended before the determination date, then the default amount will equal the principal amount of your note.

      QUALIFIED FINANCIAL INSTITUTIONS. For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and is rated either:

- A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

- P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

MARKET DISRUPTION EVENT

      Any of the following will be a market disruption event:

- a suspension, absence or material limitation of trading in any of the basket stocks on its primary market, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

- a suspension, absence or material limitation of trading in option or futures contracts relating to any of the basket stocks, if available, in the primary market for those contracts, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

- any of the basket stocks do not trade on what was the primary market for that basket stock, as determined by the calculation agent in its sole discretion,

and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of The Goldman Sachs Group, Inc. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the offered notes. For more information about hedging by The Goldman Sachs Group, Inc. and/or any of its affiliates, see "Use of Proceeds and Hedging" below.

      The following events will not be market disruption events:

- a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and

- a decision to permanently discontinue trading in the option or futures contracts relating to any basket stock.

      For this purpose, an "absence of trading" in the primary securities market on which a basket stock is traded, or on which option or futures contracts relating to a basket stock are traded, will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in a basket stock or in option or futures contracts relating to a basket stock, if available, in the primary market for that stock or those contracts, by reason of:

- a price change exceeding limits set by that market, or

- an imbalance of orders relating to that stock or those contracts, or

- a disparity in bid and ask quotes relating to that stock or those contracts,

will constitute a suspension or material limitation of trading in that stock or those contracts in that market.

      In this subsection about market disruption events, references to any basket stock include securities that are part of any adjusted reference amount for that basket stock, as determined by the calculation agent in its sole discretion.

                       HYPOTHETICAL RETURNS ON YOUR NOTE

      The relevant pricing supplement may include a table or chart showing various hypothetical rates of return on an investment in your note with those on a comparable investment directly in the basket stocks, in each case assuming the investment is held from the trade date until the stated maturity date. If we provide rates of return, they will be based on a range of hypothetical market values for your note and for the basket stocks on the stated maturity date, as well as on various key assumptions shown in the relevant pricing supplement.

      Any table or chart showing hypothetical rates of return will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical market values of your note and of the basket stocks on the stated maturity date could have on the hypothetical rates of return on your note, if held to the stated maturity date, compared to those on an investment in the basket stocks (having the same relative weightings as they do in the basket) for the same period, in each case as calculated in the manner described in the relevant pricing supplement and assuming all other variables remained constant. Any rates of return listed in the relevant pricing supplement will be entirely hypothetical. They will be based on market values for your note and the basket stocks that may not be achieved on the relevant date and on assumptions that may prove to be erroneous.

      As calculated in the relevant pricing supplement, the hypothetical market values of your note on the stated maturity date may bear little or no relationship to the actual market value of your note on that date or at any other time, including any time you might wish to sell your note. In addition, you should not view the hypothetical rates of return as an indication of the possible financial return on an investment in your note, since the financial return will be affected by various factors, including taxes, that the hypothetical information does not take into account. Moreover, whatever the financial return on your note might be, it may bear little relation to -- and may be much less than -- the financial return that you might achieve were you to invest in the basket stocks directly. Among other things, the financial return on the basket stocks could include substantial dividend payments, which you will not receive as an investor in your note, and an investment in the basket stocks is likely to have tax consequences that are different from an investment in your note.

      We describe various risk factors that may affect the market value of your note, and the unpredictable nature of that market value, under "Additional Risk Factors Specific to Your Note" above.

         We cannot predict the market price of the basket stocks or the market value of your note, nor can we predict the relationship between the two. Moreover, the assumptions we make in connection with any hypothetical information in the relevant pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the financial return on your note or of how that return might compare to the financial return on an investment directly in the basket stocks.

                          USE OF PROCEEDS AND HEDGING

      We will use the net proceeds we receive from the sale of the exchangeable basket-linked notes for the purposes we describe in the accompanying prospectus under "Use of Proceeds". We or our affiliates also expect to use those proceeds in transactions intended to hedge our obligations under the exchangeable basket-linked notes as described below.

      In anticipation of the sale of each exchangeable basket-linked note, we and/or our affiliates expect to enter into hedging transactions involving purchases of one or more of the basket stocks, and perhaps listed or over-the-counter options, futures or other instruments linked to one or more of the basket stocks, on or before the trade date. In addition, from time to time after we issue an exchangeable basket-linked note, we and/or our affiliates expect to enter into additional hedging transactions, and to unwind those we have entered into, in connection with that particular note and perhaps in connection with other notes we may issue, some of which may have returns linked to one or more of the basket stocks. Consequently, with regard to your note, from time to time, we and/or our affiliates:

- expect to acquire or dispose of positions in one or more of the basket stocks or other securities of one or more of the basket stock issuers,

- may take short positions in one or more of the basket stocks or other securities of one or more of the basket stock issuers -- i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to the purchaser,

- may take or dispose of positions in listed or over-the-counter options or other instruments based on one or more of the basket stocks, and/or

- may take or dispose of positions in listed or over-the-counter options or other instruments based on indices designed to track the performance of the New York Stock Exchange, the American Stock Exchange or other components of the U.S. equity market.

      We and/or our affiliates may acquire a long or short position in securities similar to the exchangeable basket-linked notes from time to time and may, in our or their sole discretion, hold or resell those securities.

      We and/or our affiliates may close out a hedge position relating to your note and perhaps relating to other notes with returns linked to one or more of the basket stocks. These steps, which could occur on or before the determination date for your note, are likely to involve sales of one or more basket stocks and they may involve sales and/or purchases of listed or over-the-counter options or futures on one or more of the basket stocks or listed or over-the-counter options, futures or other instruments based on the indices designed to track the performance of the New York Stock Exchange, the American Stock Exchange or other components of the U.S. equity market.

         The hedging activity discussed above may adversely affect the market value of your note from time to time and the value of the consideration that we will deliver on your note at maturity. See "Additional Risk Factors Specific to Your Note -- Trading and Other Transactions by Goldman Sachs in the Basket Stocks May Impair the Value of Your Note" and "-- Our Business Activities May Create Conflicts of Interest Between You and Us" above for a discussion of these adverse effects.

                              BASKET STOCK ISSUERS

      In the relevant pricing supplement, we will provide summary information on the business of each basket stock issuer based on its publicly available documents.

                    WHERE INFORMATION ABOUT THE BASKET STOCK
                            ISSUERS CAN BE OBTAINED

      The basket stocks will be registered under the Securities Exchange Act of 1934. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed with the SEC can be inspected and copied at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, information filed by the basket stock issuers with the SEC electronically can be reviewed through a web site maintained by the SEC. The address of the SEC's web site is http://www.sec.gov. Information filed with the SEC by each basket stock issuer under the Exchange Act can be located by referencing its SEC file number, which will be specified in the relevant pricing supplement.

      Information about the basket stock issuers may also be obtained from other sources such as press releases, newspaper articles and other publicly disseminated documents.

      We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by any basket stock issuer with the SEC.

                    WE WILL OBTAIN THE INFORMATION ABOUT THE
                  BASKET STOCK ISSUERS IN THE RELEVANT PRICING
                        SUPPLEMENT FROM THE BASKET STOCK
                            ISSUERS' PUBLIC FILINGS

      The relevant pricing supplement will relate only to your note and will not relate to the basket stocks or other securities of the basket stock issuers. We will derive all information about the basket stock issuers in the relevant pricing supplement from the publicly available documents referred to in the preceding subsection. We will not participate in the preparation of any of those documents or make any "due diligence" investigation or inquiry with respect to the basket stock issuers in connection with the offering of your note. We will not make any representation that any publicly available document or any other publicly available information about the basket stock issuers is accurate or complete. Furthermore, we will not know whether all events occurring before the date of the relevant pricing supplement -- including events that would affect the accuracy or completeness of the publicly available documents referred to above, the trading price of any basket stocks and, therefore, the relevant reference amounts -- have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning any basket stock issuer could affect the value you will receive at maturity and, therefore, the market value of your note.

      Neither we nor any of our affiliates will make any representation to you as to the performance of any basket stock.

      We or any of our affiliates may currently or from time to time engage in business with the basket stock issuers, including making loans to or equity investments in the basket stock issuers or providing advisory services to the basket stock issuers, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the basket stock issuers and, in addition, one or more of our affiliates may publish research reports about the basket stock issuers. As an investor in a note, you should undertake such independent investigation of the basket stock issuers as in your judgment is appropriate to make an informed decision with respect to an investment in a note.

                      HISTORICAL TRADING PRICE INFORMATION

      We may provide historical price information on the basket stocks in the relevant pricing supplement. You should not take any such historical prices of the basket stocks as an indication of future performance. We cannot give you any assurance that the price of the basket stocks will increase sufficiently for you to receive an amount in excess of the face amount of your note at maturity.

           SUPPLEMENTAL DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

      The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus. It assumes that the note will be issued for cash, will mature in 30 years or less, will be denominated and pay any interest in U.S. dollars and will have a principal amount of at least 90% of the outstanding face amount. The U.S. federal income tax consequences of owning a note issued for other than cash, maturing in 30 years or more, or with a principal amount of less than 90% of the outstanding face amount will be discussed in the relevant pricing supplement.

      The following section is the opinion of Sullivan & Cromwell LLP, counsel to The Goldman Sachs Group, Inc. It applies to you only if you hold your note as a capital asset for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

- a dealer in securities or currencies;

- a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

- a bank;

- a life insurance company;

- a tax-exempt organization;

- a person that owns a note as a hedge or that is hedged against interest rate risks;

- a person that owns a note as part of a straddle or conversion transaction for tax purposes; or

- a person whose functional currency for tax purposes is not the U.S. dollar.

      This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

--------------------------------------------------------------------------------

         You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the note, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.
--------------------------------------------------------------------------------

                             UNITED STATES HOLDERS

      This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a note and you are:

- a citizen or resident of the United States;

- a domestic corporation;

- an estate whose income is subject to United States federal income tax regardless of its source; or

- a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

      If you are not a United States holder, this section does not apply to you and you should refer to "-- United States Alien Holders" below.

      Although the applicable United States Treasury regulations do not directly address notes such as your note, your note should be treated as a single debt instrument subject to special rules governing contingent payment obligations for United States federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for your note and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your note (the "comparable yield") and then determining as of the issue date a payment schedule that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in income in respect of your note prior to your receipt of cash attributable to such income.

      It is not entirely clear how, under the rules governing contingent payment obligations, the maturity date for debt instruments (such as your note) that provide for a call right or exchange right should be determined for purposes of computing the comparable yield and projected payment schedule. It would be reasonable, however, to compute the comparable yield and projected payment schedule for your note (and we intend to make the computation in such a manner) based on the assumption that your note will remain outstanding until the stated maturity date and the projected contingent payment will be made at such time.

      You may obtain the comparable yield and projected payment schedule from us by contacting the Goldman Sachs Treasury Administration Department, Debt Administration Group, at 212-902-1000. You are required to use the comparable yield and projected payment schedule that we compute in determining your interest accruals in respect of your note, unless you timely disclose and justify on your federal income tax return the use of a different comparable yield and projected payment schedule.

--------------------------------------------------------------------------------

         The comparable yield and projected payment schedule are not provided to you for any purpose other than the determination of your interest accruals in respect of your note, and we make no representation regarding the amount of contingent payments with respect to your note.
--------------------------------------------------------------------------------

      If you purchase your note at a price other than its adjusted issue price determined for tax purposes, you must determine the extent to which the difference between the price you paid for your note and its adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and reasonably allocate the difference accordingly. If the notes are listed on an exchange, you may (but are not required to) allocate the difference pro rata to interest accruals over the remaining term of the debt instrument to the extent that your yield on the note, determined after taking into account amounts allocated to interest, is not less than the applicable U.S. federal rate for the note. The applicable U.S. federal rate will be the U.S. federal short-term rate, if your note is expected to mature within three years of the date you purchase your note, the U.S. federal mid-term rate, if your note is expected to mature more than three years but within nine years from the date you purchase your note, or the U.S. federal long-term rate, if your note is expected to mature more than nine years from the date you purchase your note. These rates are published monthly by the U.S. Secretary of the Treasury and are intended to approximate the average yield on short-term, mid-term and long-term U.S. government obligations, respectively. The adjusted issue price of your note will equal your note's original issue price plus any interest deemed to be accrued on your note (under the rules governing contingent payment obligations) as of the time you purchase your note, decreased by the amount of any interest payments previously made with respect to your note. The issue price of your note will be the first price at which a substantial amount of the offered notes is sold to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. Therefore, you may be required to make the adjustments described below even if you purchase your notes in the initial offering if you purchase your notes at a price other than the issue price. You can obtain the issue price of the notes by contacting the Goldman Sachs Treasury Administration Department, Debt Administration Group, at 212-902-1000.

      If the adjusted issue price of your note is greater than the price you paid for your note, you must make positive adjustments increasing the amount of interest that you would otherwise accrue and include in income each year, and the amount of ordinary income

(or decreasing the amount of ordinary loss) recognized upon redemption or maturity by the amounts allocated to each of interest and projected payment schedule; if the adjusted issue price of your note is less than the price you paid for your note, you must make negative adjustments, decreasing the amount of interest that you must include in income each year, and the amount of ordinary income (or increasing the amount of ordinary loss) recognized upon redemption or maturity by the amounts allocated to each of interest and projected payment schedule. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

      Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of a note at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

      You will recognize gain or loss upon the sale, exchange, redemption or maturity of your note in an amount equal to the difference, if any, between the fair market value of the amount of cash or basket stocks you receive at such time and your adjusted basis in your note. In general, your adjusted basis in your note will equal the amount you paid for your note, increased by the amount of interest you previously accrued with respect to your note (in accordance with the comparable yield and the projected payment schedule for your note), decreased by the amount of any interest payments you received with respect to your note and increased or decreased by the amount of any positive or negative adjustment, respectively, that you are required to make if you purchase your note at a price other than the adjusted issue price determined for tax purposes. Your holding period in any basket stocks you receive will begin on the day after receipt.

      Any gain you recognize upon the sale, exchange, redemption or maturity of your note will be ordinary interest income. Any loss you recognize at such time will be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your note, and thereafter, capital loss.

                          UNITED STATES ALIEN HOLDERS

      If you are a United States alien holder, please see the discussion under "United States Taxation -- Taxation of Debt Securities -- United States Alien Holders" in the accompanying prospectus for a description of the tax consequences relevant to you. You are a United States alien holder if you are the beneficial owner of a note and are, for United States federal income tax purposes:

- a nonresident alien individual;

- a foreign corporation;

- a foreign partnership; or

- an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

                  BACKUP WITHHOLDING AND INFORMATION REPORTING

      Please see the discussion under "United States Taxation -- Taxation of Debt Securities -- Backup Withholding and Information Reporting" in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your note.

                    EMPLOYEE RETIREMENT INCOME SECURITY ACT

      This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the exchangeable basket-linked notes.

      The Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA" and the Internal Revenue Code of 1986, as amended, prohibit certain transactions involving the assets of an employee benefit plan and certain persons who are "parties in interest" (within the meaning of ERISA) or "disqualified persons" (within the meaning of the Internal Revenue Code) with respect to the plan; governmental plans may be subject to similar prohibitions. Therefore, a plan fiduciary considering purchasing notes should consider whether the purchase or holding of such instruments might constitute a "prohibited transaction".

      The Goldman Sachs Group, Inc. and certain of its affiliates each may be considered a "party in interest" or a "disqualified person" with respect to many employee benefit plans by reason of, for example, The Goldman Sachs Group, Inc. (or its affiliate) providing services to such plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if notes are acquired by or with the assets of a pension or other employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Internal Revenue
Code), which we call collectively "Plans", and with respect to which The Goldman Sachs Group, Inc. or any of its affiliates is a "party in interest" or a "disqualified person", unless those notes are acquired under an exemption for transactions effected on behalf of that Plan by a "qualified professional asset manager" or an "in-house asset manager", for transactions involving insurance company general accounts, for transactions involving insurance company pooled separate accounts, for transactions involving bank collective investment funds, or under another available exemption. The assets of a Plan may include assets held in the general account of an insurance company that are deemed to be "plan assets" under ERISA. The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the Plan, by purchasing and holding the exchangeable basket-linked notes, or exercising any rights related thereto, to represent that (a) such purchase, holding and exercise of the exchangeable basket-linked notes will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a governmental plan, under any similar applicable law or regulation) and (b) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a "fiduciary" (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person's acquisition, disposition or holding of the exchangeable basket-linked notes, or any exercise related thereto or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the exchangeable basket-linked notes, and no advice provided by The Goldman Sachs Group, Inc. or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the exchangeable basket-linked notes and the transactions contemplated with respect to the exchangeable basket-linked notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the exchangeable basket-linked notes, you should consult your legal counsel.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

      With respect to each exchangeable basket-linked note to be issued, The Goldman Sachs Group, Inc. will agree to sell to Goldman, Sachs & Co., and Goldman, Sachs & Co. will agree to purchase from The Goldman Sachs Group, Inc., the face amount of the exchangeable basket-linked note specified, at the price specified under "Net proceeds to the issuer", in the relevant pricing supplement. Goldman, Sachs & Co. intends to resell each note it purchases at the original issue price specified in the relevant pricing supplement. In the future, Goldman, Sachs & Co. or other affiliates of The Goldman Sachs Group, Inc. may repurchase and resell outstanding notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the accompanying prospectus.

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     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell or a solicitation of an offer to buy the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                           -------------------------

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                            Page
                                            ----
Additional Risk Factors Specific to Your
  Note....................................   S-3
General Terms of the Exchangeable Basket-
  Linked Notes............................   S-8
Hypothetical Returns on Your Note.........  S-26
Use of Proceeds and Hedging...............  S-27
Basket Stock Issuers......................  S-28
Supplemental Discussion of Federal Income
  Tax Consequences........................  S-30
Employee Retirement Income Security Act...  S-33
Supplemental Plan of Distribution.........  S-34
  Prospectus Supplement dated February 6, 2004
Use of Proceeds...........................   S-2
Description of Notes We May Offer.........   S-3
United States Taxation....................  S-20
Employee Retirement Income Security Act...  S-20
Supplemental Plan of Distribution.........  S-20
Validity of the Notes.....................  S-22

       Prospectus dated February 6, 2004

Available Information.....................     2
Prospectus Summary........................     4
Ratio of Earnings to Fixed Charges........     8
Use of Proceeds...........................     8
Description of Debt Securities We May
  Offer...................................     9
Description of Warrants We May Offer......    31
Description of Purchase Contracts We May
  Offer...................................    48
Description of Units We May Offer.........    53
Description of Preferred Stock We May
  Offer...................................    58
The Issuer Trusts.........................    66
Description of Capital Securities and
  Related Instruments.....................    69
Description of Capital Stock of The
  Goldman Sachs Group, Inc................    93
Legal Ownership and Book-Entry Issuance...    98
Considerations Relating to Securities
  Issued in Bearer Form...................   104
Considerations Relating to Indexed
  Securities..............................   109
Considerations Relating to Securities
  Denominated or Payable in or Linked to a
  Non-U.S. Dollar Currency................   112
Considerations Relating to Capital
  Securities..............................   115
United States Taxation....................   118
Plan of Distribution......................   141
Employee Retirement Income Security Act...   144
Validity of the Securities................   144
Experts...................................   144
Cautionary Statement Pursuant to the
  Private Securities Litigation Reform Act
  of 1995.................................   145

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                               THE GOLDMAN SACHS
                                  GROUP, INC.

                                  Exchangeable
                              Basket-Linked Notes
                           -------------------------

                              [GOLDMAN SACHS LOGO]
                           -------------------------
                              GOLDMAN, SACHS & CO.
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